                                                                     Exhibit 4.2


                             SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of August 8, 2005, among Sanford Recycling and Transfer, Inc., a Florida corporation (the "Guaranteeing Subsidiary"), a subsidiary of Waste Services, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) party to the Indenture on the date hereof and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the "Trustee").


                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April 30, 2004, providing for the issuance of 9-1/2% Senior Subordinated Notes due 2014 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Agreement To Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

         3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor (including the Guaranteeing Subsidiary) under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


                                         SANFORD RECYCLING AND TRANSFER, INC.


                                         By: /s/ Ivan R. Cairns
                                             -----------------------------------
                                             Ivan R. Cairns
                                             Vice President and Secretary



                                         WASTE SERVICES, INC.


                                         By: /s/ Ivan R. Cairns
                                             -----------------------------------
                                             Ivan R. Cairns
                                             Executive Vice President, General
                                               Counsel and Secretary


                                         WASTE SERVICES OF FLORIDA, INC.


                                         By: /s/ Ivan R. Cairns
                                             -----------------------------------
                                             Ivan R. Cairns
                                             Vice President and Secretary


                                         JACKSONVILLE FLORIDA LANDFILL, INC.


                                         By: /s/ Ivan R. Cairns
                                             -----------------------------------
                                             Ivan R. Cairns
                                             Vice President and Secretary


                                         JONES ROAD LANDFILL AND RECYCLING, LTD.
                                         by its General Partner,
                                         JACKSONVILLE FLORIDA LANDFILL, INC.


                                         By: /s/ Ivan R. Cairns
                                             -----------------------------------
                                             Ivan R. Cairns
                                             Vice President and Secretary

                                         OMNI WASTE OF OSCEOLA COUNTY LLC


                                         By: /s/ Ivan R. Cairns
                                             -----------------------------------
                                             Ivan R. Cairns
                                             Manager


                                         CACTUS WASTE SYSTEMS, LLC


                                         By: /s/ Ivan R. Cairns
                                             -----------------------------------
                                             Ivan R. Cairns
                                             Manager


                                         WASTE SERVICES OF ARIZONA, INC.


                                         By: /s/ Ivan R. Cairns
                                             -----------------------------------
                                             Ivan R. Cairns
                                             Vice President and Secretary


                                         WASTE SERVICES LIMITED PARTNER, LLC


                                         By: /s/ Ivan R. Cairns
                                             -----------------------------------
                                             Ivan R. Cairns
                                             Manager


                                         WASTE SERVICES OF ALABAMA, INC.


                                         By: /s/ Ivan R. Cairns
                                             -----------------------------------
                                             Ivan R. Cairns
                                             Vice President and Secretary


                                         WS GENERAL PARTNER, LLC
                                         by its Sole Member,
                                         WASTE SERVICES, INC.


                                         By: /s/ Ivan R. Cairns
                                             -----------------------------------
                                             Ivan R. Cairns
                                             Executive Vice President, General
                                               Counsel and Secretary

                                         RUFFINO HILLS TRANSFER STATION LP


                                         By: /s/ Ivan R. Cairns
                                             -----------------------------------
                                             Ivan R. Cairns
                                             Vice President and Secretary


                                         FORT BEND REGIONAL LANDFILL LP


                                         By: /s/ Ivan R. Cairns
                                             -----------------------------------
                                             Ivan R. Cairns
                                             Vice President and Secretary


                                         FLORIDA RECYCLING SERVICES, INC.,
                                         a Delaware Corporation


                                         By: /s/ Ivan R. Cairns
                                             -----------------------------------
                                             Ivan R. Cairns
                                             Vice President and Secretary


                                         FLORIDA RECYCLING SERVICES, INC.,
                                         an Illinois Corporation


                                         By: /s/ Ivan R. Cairns
                                             -----------------------------------
                                             Ivan R. Cairns
                                             Vice President and Secretary


                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         as Trustee


                                         By: /s/ Jane Y. Schweiger
                                             -----------------------------------
                                             Name:  Jane Y. Schweiger
                                             Title: Vice President